Press Release Friday, June 15, 2007

China Water and Drinks Inc. Announces Change of Trading Symbol

SHENZHEN, CHINA, June 15, 2007 - China Water and Drinks Inc. (OTC BB: UGOD.OB - News) has announced a change in its trading symbol. Based on a notification received from NASDAQ officials, effective June 18, 2007, the Company will continue trading on NASDAQ Capital Market under a new symbol CWDK, which more closely reflects the Company's new name. The ticker symbol change will not otherwise affect the trading in the Company's common shares.

About China Water and Drinks Inc.

China Water and Drinks Inc. is a leading producer and distributor of bottled water in China. Through its production facilities in Guangzhou (Guangdong Province), Zhanjiang (Guangdong Province), Fexian (Shandong Province) and Changchun (Jilin Province), China Water produces bottled waters ranged from 350 ml to 18.9 liters for local and international beverage brands including Coca-Cola and Uni-President. China Water also produces and distributes bottled water under its own brand name over 11 provinces in China.

Forward-Looking Statement Disclosure

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding China Water and Drinks Inc. contained in this press release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements. Forward- looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to China Water and Drinks Inc. that cause actual results to differ materially from those expressed in such forward-looking statements are identified and discussed in China Water and Drinks Inc.’s filings with the Securities and Exchange Commission.

Contact:

China Water and Drinks Inc.
Xing Hua Chen, CEO
17, J Avenue Yijing Garden, Aiguo Road, Luohu District
Shenzhen, PRC 518000
Tel: +86-755-2552-6332